Exhibit 5.1

February 14, 2007

Genelabs Technologies, Inc.

505 Penobscot Drive

Redwood City, California 94063

Re:	Genelabs Technologies, Inc.

Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Genelabs Technologies, Inc., a California corporation (the “Company”), in connection with the filing of the Registration Statement (as defined below), including a prospectus covering the resale of up to 5,813,942 shares (the “Agreement Shares”) of common stock of the Company, no par value per share (the “Common Stock”), issued pursuant to that certain Securities Purchase Agreement dated February 8, 2007 (the “Securities Purchase Agreement”) and 1,744,170 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants to purchase Common Stock (the “Warrants”), which in each case are held by certain shareholders named in such prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-3 (the “Registration Statement”) and related prospectus to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iv) the Amended and Restated Bylaws of the Company, as currently in effect; (v) the Securities Purchase Agreement; (vi) the Warrants and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Agreement Shares, the Warrants and the Warrant Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the

Genelabs Technologies, Inc.

February 14, 2007

Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the bar in the State of California and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of California, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that (i) the Agreement Shares have been validly issued and are fully paid and nonassessable and (ii) when (a) the certificates representing the Warrant Shares in the form of the specimen certificate examined by us have been signed by an authorized officer of the transfer agent and registrar of the Common Stock and registered by the transfer agent and registrar and (b) full payment of the exercise price for the Warrant Shares in accordance with the Warrant shall have been made, the Warrant Shares, when issued upon exercise of the Warrant pursuant to the terms of the Warrant, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP